Exhibit 10.1

HUDSON HIGHLAND GROUP, INC.

BOARD OF DIRECTORS

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (“Agreement”) made as of the [DAY]th day of [MONTH], [YEAR], by and between HUDSON HIGHLAND GROUP, INC., a Delaware corporation (the “Company”) and [FIRST NAME LAST NAME] (the “Optionee”).

W I T N E S S E T H:

WHEREAS, pursuant to the Hudson Highland Group, Inc. Long Term Incentive Plan (the “Plan”), the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of common stock, $.001 par value, of the Company (the “Common Stock”) upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant. Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee an option to purchase up to [OPTIONS] shares of Common Stock at a purchase price per share of $[PRICE]. This option is intended to be treated as an option that does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting. As of the date of this Agreement, 40% of the option will be vested and exercisable. Except as specifically provided otherwise herein, the remainder of the option will vest and become exercisable, if at all, in accordance with the following schedule based upon the number of full years of the Optionee’s continuous service with the Company or an affiliate (as defined below) of the Company following the date of this Agreement. As used in this Agreement, the term “affiliate” means an affiliate of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended.

Full Years of Continuous Service	Incremental Percentage of Option Exercisable	Cumulative Percentage of Option Exercisable
1	20%	60%
2	20%	80%
3	20%	100%

If any fractional shares would result from the strict application of the incremental percentages set forth above, then the actual number of shares vesting on any specific date will cover only the full number of shares determined by rounding the number of shares to be issued from the strict application of the incremental percentages set forth above to the nearest whole number. Unless sooner terminated, the option will expire on the tenth anniversary of the date hereof.

3. Exercise. Any portion of the option which has vested and is exercisable may be exercised in whole or in part by delivering to the Executive Vice President, Human Resources of the Company at its corporate headquarters in New York, New York (a) a written notice specifying (1) the number of shares to be purchased, (2) the date of this Agreement and the specific number of shares referred to in Section 1 of this Agreement, (3) the Optionee’s home address and, if the Optionee has one, the Optionee’s social security or U.S. taxpayer identification number and (4) delivery instructions with respect to the shares of Common Stock issuable upon exercise, and (b) cash payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any federal, foreign or other tax withholding obligations with respect to the exercise (unless other arrangements acceptable to the Company in its sole discretion have been made). The Company may from time to time change (or provide alternatives to) the method of exercise of the option granted hereunder by notice to the Optionee, it being understood that from and after such notice the Optionee will be bound by the method (or alternatives) specified in any such notice. The Company (in its sole and absolute discretion) may permit all or part of the exercise price to be paid with shares of Common Stock which have been owned by the Optionee for at least six months, or in installments (together with interest) evidenced by the Optionee’s secured promissory note.

4. Issuance of Shares. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made. The Optionee shall have no rights as a stockholder with respect to any shares covered by the option until a stock certificate for such shares is issued to the Optionee. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

5. No Assignment of Option. This option is not assignable or transferable except upon the Optionee’s death to a beneficiary designated by the Optionee in a written beneficiary designation filed with the Company or, if no duly designated beneficiary shall survive the Optionee, pursuant to the Optionee’s will and/or by the laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee or the Optionee’s guardian or legal representative.

6. Termination of Service. If the Optionee’s service as a director of the Company ceases for any reason other than death, then, unless sooner terminated, that portion of the option which is exercisable on the date the Optionee ceases service will remain exercisable for a period of six months after such date (one year in the case of an Optionee whose service ceases by reason of disability (as defined below)) but in no event after the expiration of the option in accordance with Section 2, and the remaining portion of the option will automatically expire on such date. If the Optionee’s service ceases by reason of the Optionee’s death, then, unless sooner terminated, the option will become fully vested (to the extent it was not vested on the date of death) and will remain exercisable by the Optionee’s beneficiary for a period of one year after the date of the Optionee’s death but in no event after the expiration of the option in accordance with Section 2. Any vested option which is not exercised within the applicable six month or one-year period following termination of service will automatically expire. For purposes hereof, the term “disability” means the inability of the Optionee to perform the customary duties of the Optionee’s service with the Company or an affiliate of the Company by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration as determined by the Committee (as defined in the Plan).

7. Securities Law Restrictions. Notwithstanding anything herein to the contrary, the option shall in no event be exercisable and shares shall not be issued hereunder if, in the opinion of counsel to the Company, such exercise and/or issuance may result in a violation of federal or state securities laws or the securities laws of any other relevant jurisdiction.

8. Capital and Corporate Changes.

(a) Adjustments Upon Changes in Capitalization. The number and class of shares covered by this option and, if applicable, the exercise price per share shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.

(b) Change in Control. If, in connection with a Change in Control (as defined below), the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board of Directors of the Company (the “Board”) so directs, then this option will be converted into an option to purchase shares of Exchange Stock. The number of shares and exercise price under the converted option will be determined by adjusting the number of shares and exercise price under this option on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in connection with the Change in Control and, unless the Board determines otherwise, the vesting conditions with respect to the converted options will be substantially the same as the vesting conditions set forth herein. If the Board does not direct a conversion of the outstanding option in connection with a Change in Control, then the Optionee will be permitted to exercise the outstanding option in whole or in part (whether or not otherwise vested or exercisable) prior to the Change in Control, and any outstanding option which is not exercised before the Change in Control will thereupon terminate.

(c) Definition of Change in Control. For purposes hereof, the term “Change in Control” shall be deemed to occur if (1) there shall be consummated (A) any consolidation, merger or reorganization involving the Company, unless such consolidation, merger or reorganization is a “Non-Control Transaction” (as defined below) or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (2) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company; (3) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the combined voting power of the Company’s then outstanding voting securities other than pursuant to a plan or arrangement entered into by such person and the Company; or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or who were so approved. A “Non-Control Transaction” shall mean a consolidation, merger or reorganization of the Company where (1) the stockholders of the Company immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such consolidation, merger or reorganization (the “Surviving Corporation”); (2) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such consolidation, merger or reorganization constitute at least 50% of the members of the board of directors of the Surviving Corporation, or a corporation directly or indirectly beneficially owning a majority of the voting securities of the Surviving Corporation; and (3) no person (other than (a) the Company, (b) any subsidiary of the Company, (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any subsidiary, or (d) any person who, immediately prior to such consolidation, merger or reorganization, beneficially owned more than 50% of the combined voting power of the Company’s then outstanding voting securities) beneficially owns more than 50% of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(d) Fractional Shares. In the event of any adjustment in the number of shares covered by this option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and the option, as adjusted, will cover only the number of full shares resulting from the adjustment.

(e) Determination of the Board to be Final. All adjustments under this Section shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

9. Plan Provisions. The provisions of the Plan shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Optionee acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.

10. Administration. The Committee will have full power and authority to interpret and apply the provisions of this Agreement and act on behalf of the Company and the Board in connection with this Agreement, and the decision of the Committee as to any matter arising under this Agreement shall be binding and conclusive as to all persons.

11. Binding Effect; Headings. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The subject headings of Sections of this Agreement are included for the purpose of convenience only and shall not affect the construction or interpretation of any of its provisions. All references in this Agreement to “$” or “dollars” are to United States dollars.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter and may not be modified except by written instrument executed by the parties. The Optionee has not relied on any representation not set forth in this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

HUDSON HIGHLAND GROUP, INC.

By:
Name:
Title:

Optionee – Signature

Optionee – Print Name

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